Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive to Present at the Wells Fargo Securities 2013 Retail & Restaurants Summit in Boston

HOUSTON, September 26, 2013— Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced that senior management will present in Boston at the Wells Fargo Securities 2013 Retail & Restaurants Summit on October 1, 2013.

Wells Fargo Securities 2013 Retail & Restaurants Summit Details
Date: Tuesday, October 1, 2013
Location: Four Seasons Hotel, Boston, Massachusetts

The investor presentation slides will be available on the Investor Relations section of Group 1’s website at http://www.group1corp.com/news/events.aspx or www.group1auto.com.

About Group 1 Automotive, Inc.
Group 1 owns and operates 139 automotive dealerships, 178 franchises, and 35 collision centers in the United States, the United Kingdom and Brazil that offer 33 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com